UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
Amendment No. 1
  ______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2017
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Renewable Energy Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35397	26-4785427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
416 South Bell Avenue
Ames, Iowa 50010
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (515) 239-8000
 ______________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Renewable Energy Group, Inc. (the “Company”) with the Securities and Exchange Commission on May 10, 2017 (the “Initial Form 8-K”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct nonbinding stockholder advisory votes on the compensation of its named executive officers.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on May 8, 2017, the Company’s stockholders voted on, among other matters, a nonbinding advisory proposal concerning the frequency of future advisory votes on the compensation of the Company’s named executive officers. As reported in the Initial Form 8-K, the Company’s stockholders voted in favor of holding an annual nonbinding stockholder advisory vote on the compensation of the Company’s named executive officers.

The Company’s Board of Directors has determined that it will hold a nonbinding stockholder advisory vote on the compensation of the Company’s named executive officers annually until the Company holds its next stockholder advisory vote on the frequency of such advisory votes or until the Company’s Board of Directors otherwise determines that a different frequency for such nonbinding advisory votes is in the best interests of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 3, 2017

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer